AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, made this 26th day of May, 2000, by and between TERRY KLEIN ("T. Klein")(hereinafter referred to as "T. Klein" or "Securityholder"), U.S. COMMUNICATIONS, INC., a New Mexico corporation (the "Company"), ARGUSS HOLDINGS, INC., a Delaware corporation (the "Parent"), and ARGUSS COMMUNICATIONS GROUP, INC. ("ACG"), a Delaware corporation and a 100% direct subsidiary of Parent.


                             INTRODUCTORY STATEMENT
                             ----------------------

     A. Securityholder owns one thousand (1,000) shares of capital stock of the Company, which shares constitute all of the issued and outstanding capital stock ("Stock") of the Company, a New Mexico corporation doing business as U.S. Communications.

     B. The Company is engaged in the construction, reconstruction, maintenance, repair and expansion of CATV, SMATV systems and other related systems in the telecommunications industry.

     C. Parent has agreed with the Securityholder for Parent to acquire the Company by means of a merger of the Company with and into ACG, a wholly owned subsidiary of Parent upon the terms and subject to the conditions set forth herein.

     D. In furtherance of such acquisition, the Boards of Directors of Parent, ACG and the Company have each approved the plan of merger to merge the Company with and into ACG (the "Merger") in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and the New Mexico Business Corporation Act ("NMBCA"), and upon the terms and subject to the conditions set forth herein.

     E. Pursuant to the Merger, the record holders of each outstanding share of the Company's common stock, one dollar ($1.00) par value, shall be entitled to receive the Merger Consideration (as defined in Section 2.1) so that upon receipt of the Merger Consideration, such share of the Stock shall be canceled, all upon the terms and subject to the conditions set forth herein.

     F. The parties hereto intend that this transaction to qualify as a tax free reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(D) of the United

States Federal Internal Revenue Code of 1986, as amended ("Code"). Except as otherwise required by a determination within the meaning of Section 1313 of the Code, the parties hereto intend to treat the Merger as a reorganization within the meaning of Section 368 (a)(1) of the Code for tax purposes (including for income tax reporting purposes) and no party shall take or fail to take any action with the knowledge that such action or failure to take such action will prevent or impede the Merger from qualifying as a tax free reorganization thereunder.

     NOW, THEREFORE, WITNESSETH, for and in consideration of the promises and the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties do agree as follows:


                                   DEFINITIONS
                                   -----------

     The following terms when used in this AGREEMENT AND PLAN OF MERGER shall have the following meanings:

         "1999 VALUE OF THE COMPANY" shall mean the value of the Company equal to the product of Four and One-Half (4-1/2) times the December,1999 12 Month Adjusted Cash Flow.

         "ACCOUNTS RECEIVABLE" means accounts receivable, notes due from all sources of the Company, and credits for returned or damaged merchandise.

         "ACG" has the meaning set forth in the preface above.

         "ACT" shall mean the Securities Act of 1933, as the same has been and shall be amended from time to time.

         "ADVERSE CONSEQUENCES" means all material actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses, net of all tax savings and insurance proceeds actually received by an Indemnitee with respect to any of the foregoing.

         "AGREEMENT" means this AGREEMENT AND PLAN OF MERGER.

         "ARGUSS" shall mean the Parent, Arguss Holdings, Inc., a Delaware corporation with its principal offices located at One Church Street, Suite 302, Rockville, Maryland 20850, and its successors and assigns.

         "ARGUSS STOCK" shall mean the authorized capital stock of Arguss.

         "ASSETS" means all property, rights, things of value and other assets of the Company described, referred to, or listed, in Section 4.9 of this Agreement.

         "CERTIFICATE OF MERGER" has the meaning set forth in Section 1.2 below.

         "CLOSING" means the transfer of the Stock to ACG and the payment of the Purchase Price to Securityholder pursuant to this Agreement.

         "CLOSING BALANCE SHEET" shall mean the internally generated closing balance sheet and profit and loss statement of the Company for the period ending the Closing Date, as adjusted to present them on an accrual basis for a "C" corporation.

         "CLOSING DATE" means the date of Closing, established under Section 3 of this Agreement.

         "COMPANY" means U.S. Communications, Inc. for all references prior to the merger and the division or wholly owned subsidiary of ACG that conducts the business of U.S. Communications Division after the merger.

         "DGCL" has the meaning set forth in the introductory statement.

         "DECEMBER 1999 AUDIT" shall mean the audit of the Company for the twelve (12) month period ending December 31, 1999, prepared in accordance with generally accepted accounting principles consistently applied by the accounting firm of Rogoff, Erickson, Diamond and Walker, LLP., and acceptable to the accounting firm of KPMG Peat Marwick.

         "DECEMBER 1999 12 MONTH ADJUSTED CASH FLOW" shall mean that value determined in accordance with generally accepted accounting principles consistently applied, and based on the December 1999 Audit, equal to the difference between (a) that number equal to the twelve (12) month net income of the Company as of December 31, 1999 , adjusted by EBITDA, as that term is defined in accordance with generally accepted accounting principles, and more specifically as adjusted by adding back all deductions taken in determining such number, if any, for interest, depreciation, income taxes and the amount of total compensation paid to T. Klein by the Company with respect to services rendered by him to the Company in 1999 and (b) that number equal to the Base Salary, as that term is defined in the Employment Agreement, payable to T. Klein pursuant to the Employment Agreement, as that term is defined herein.

         "EMPLOYMENT AGREEMENT" means the Employment Agreement to be executed by ACG and T. Klein pursuant to Sections 6.5 and 6.17, hereof.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the United States federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, and judicial decisions thereunder of federal, state, local, and foreign governments and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.

         "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "FINANCIAL STATEMENT" means the audited consolidated financial statement of the Company and its subsidiaries for the Company's fiscal year ending in 1999, prepared by Rogoff, Erickson, Diamond and Walker, LLP, the Company's regular independent certified public accountant, and accepted by the accounting firm of KPMG Peat Marwick. The Financial Statements shall be presented after making all appropriate adjustments required to present them on an accrual basis for a "C" corporation.

         "GAAP" shall mean in accordance with generally accepted accounting principles, consistently applied.

         "HAZARDOUS MATERIALS" shall include, without limitation, any pollutants or other toxic or hazardous substances or any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste (including materials to be recycled, reconditioned or reclaimed), oil or petroleum flammable materials, explosives, radioactive materials, hazardous waste, hazardous or toxic substances, or related materials, asbestos requiring treatment as a matter of law, or any other substance or materials defined as hazardous or harmful, or requiring special treatment or special handling by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the Occupational
Safety and Health Act of 1970 and the regulations adopted and publications promulgated pursuant thereto.

         "T. KLEIN" shall mean Terry Klein, a stockholder, officer and director of the Company and a signatory to this Agreement.

         "KNOWLEDGE" shall mean, when referring to the Knowledge of the Company, the actual knowledge of the Securityholder, or information the Securityholder had reason to know or should have known in his capacity as shareholder, officer, director or employee of the Company.

         "MERGER" means the merger of U.S. Communications into ACG.

         "MERGER  CONSIDERATION" means the aggregate  consideration set forth in
Section 2 hereof.

         "NET WORTH" shall mean the total assets of the Company, reduced by any value placed on the intangible assets of the Company, including, but not limited to, goodwill, less the total liabilities of the Company as those terms are shown on the Financial Statement and on the Closing Balance Sheet.

         "NMBCA" has the meaning set forth in the introductory statement above.

         "PREMISES" shall mean the leased premises of the Company, located at 5030 Edith Blvd., NE, Albuquerque, New Mexico 87107.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement executed by the Securityholder and Parent pursuant to Sections 6.9 and 6.20, hereof.

         "STOCK" shall mean all of the authorized issued and outstanding capital stock of the Company, including all warrants, options, convertible securities or right (contingent or otherwise) to purchase or acquire stock of the Company.

         "SURVIVING CORPORATION" has the meaning set forth in Section 1.1 below.

         "U.S. COMMUNICATIONS DIVISION" shall mean the business and affairs of the Company, after the Company is merged with and into ACG.


                                    SECTION 1

                                   THE MERGER
                                   ----------

         1.1 EFFECTIVE TIME. On the Closing Date (as defined in Section 3), and subject to and upon the fulfillment or waiver of the terms and conditions of this Agreement, the DGCL and the NMBCA, Parent shall, effective as of May 1, 2000, acquire the Company by means of the Company being merged with and into ACG, where by the separate corporate existence of the Company shall cease, and ACG shall continue as the surviving corporation. ACG as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 CERTIFICATE OF MERGER. On the Closing Date, assuming satisfaction or waiver of the conditions set forth in Section 6, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger and Articles of Merger as contemplated by the DGCL and the NMBCA, respectively (the "Certificates of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware and the Secretary of State of the State of New Mexico, respectively, in such form as required by, and executed in accordance with the relevant provisions of the DGCL and the NMBCA. The respective Certificates of Merger shall be filed on the Closing Date and the date of their actual filing shall be deemed the Filing Date.

         1.3 EFFECT OF THE MERGER. Upon the consummation of the Merger, the effect of the merger shall be as provided in this Agreement, the Certificates of Merger and the applicable provisions of the DGCL and the NMBCA. Without limiting the generality of the foregoing, and subject thereto, upon the consummation of the Merger all the property, rights, privileges, powers and franchises of the Company and ACG shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and ACG shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 CERTIFICATE OF INCORPORATION, BY-LAWS.

              (i) CERTIFICATE OF INCORPORATION. Unless otherwise determined by Parent prior to the Closing Date, upon the consummation of the Merger the Certificate of Incorporation of ACG, as in effect immediately prior to the consummation of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

              (ii) BY-LAWS. Unless otherwise determined by Parent prior to the consummation of the Merger, the By-Laws of ACG, as in effect immediately prior to the closing date, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

         1.5 DIRECTORS AND OFFICERS. The directors of ACG immediately prior to the consummation of the Merger, with the addition of T. Klein, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of ACG immediately prior to the consummation of the Merger shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                    SECTION 2

                              MERGER CONSIDERATION
                              --------------------

         2.1 SHARES OF COMPANY. As of the Filing Date, each share of Stock issued and outstanding as of the Closing Date, shall by virtue of the merger and without any action on the part of the holder thereof, be converted into the right to receive an amount per share in Arguss Stock and in cash ("Merger Consideration"), without interest, determined in accordance with Section 2.2.

         2.2 MERGER CONSIDERATION. The total merger consideration to be paid collectively by Parent and ACG to the Securityholder shall be an amount equal to the sum of the 1999 Value of the Company. Each share of Stock shall be entitled to receive a sum equal to the 1999 Value of the Company divided by the total number of shares of the Stock.

         The Merger Consideration shall be paid to the Securityholder as follows:

              (a) At Closing, the Securityholder shall receive the sum equal to Fifty Per Cent (50%) of the 1999 Value of the Company through the issuance of shares of the authorized capital stock of Arguss ("Arguss Stock") as set forth in Exhibit 2.2(a). For the purposes of determining the number of shares of Arguss Stock to be issued to the Securityholder pursuant to this Section 2.2(a), the value of each share of Arguss Stock shall be Fifteen and 75/100 Dollars ($15.75).

              (b) At Closing, the Securityholder shall receive the sum equal to Fifty Per Cent (50%) of the 1999 Value of the Company in cash, wire transfer, or certified funds as set forth on Exhibit 2.2(b).

              (c) The Net Worth of the Company on the Closing Date shall be the Net Worth of the Company as set forth on the Closing Balance Sheet. In the event the Net Worth is less than Two Million Dollars ($2,000,000) on the Closing Date, such deficiency shall be withheld from the Merger Consideration paid to Securityholder pursuant to Section 2.2(b), hereof. In the event the Net Worth is greater than Two Million Dollars ($2,000,000) on the Closing Date, such excess amount shall be paid as additional Merger Consideration to Securityholder pursuant to Sections 2.2(a) and 2.2(b), hereof. To enable all parties to determine the Net Worth of the Company on the Closing Date, the Securityholder shall cause the Closing Balance Sheet to be delivered to the Parent at Closing.

              (d) In the event that the market price of Arguss Stock is less than Fifteen and 75/100 Dollars ($15.75) on the first anniversary of the Closing Date (the "First Anniversary Date"), additional shares of Arguss Stock shall be issued to Securityholder. The number of additional shares of Arguss Stock to be issued pursuant to this Section 2.2 (d) shall be that number of shares, if any, which, when (1) multiplied by the greater of the market price of Arguss Stock as of the Closing Date or the market price of Arguss Stock as of the First

Anniversary Date, and (2) added to the value of the number of shares of Arguss Stock issued on the Closing Date pursuant to Section 2.2(a), above, multiplied by the greater of the market price of Arguss Stock as of the First Anniversary Date or the market price as of the Closing Date, causes the total value of the Arguss Stock to equal Fifty per cent (50%) of the total Merger Consideration.. For the purposes of this Section 2.2 (d), the "market price" shall mean the closing price of the shares of Arguss Stock on the day preceding the Closing Date or the First Anniversary Date.

         2.3 ALLOCATION OF MERGER CONSIDERATION. The allocation of the Merger Consideration by Securityholder, if desired, is set forth in Exhibit 2.3.


                                    SECTION 3

                                     CLOSING
                                     -------

         The Closing of the Merger shall occur at the offices of Arguss Holdings, Inc., One Church Street, Suite 302, Rockville, Maryland 20850, at 2:00 p.m. on the 30th day of April, 2000, or at such other time, date and place as Parent and Securityholder may agree (the "Closing Date"). Closing may take place by telefacsimile. At the Closing:

         3.1 CANCELLATION.

              (a) Upon filing of the Certificates of Merger, each such share of the Stock shall be canceled and shall thereafter evidence only the right to receive a pro rata share of the Merger Consideration.

              (b) Upon filing of the Certificates of Merger, each share, if any, of the Stock held in the treasury of the Company and each share of Stock owned directly or indirectly by any wholly owned Subsidiary of the Company immediately prior to the consummation of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

         3.2 DELIVERY OF CASH AND EXCHANGE OF CERTIFICATES.

              (a) EXCHANGE PROCEDURES. As of the Closing Date, upon surrender of the certificates representing shares of the Stock (the "Certificates") for cancellation to Parent together with such other customary documents as may be required to transfer the Stock the holder of such Certificates shall be entitled to receive in exchange therefore their pro rata share of the Merger Consideration as provided in Section 2.2(a), (b), (c),(e), (f) and (g), above, and the Certificates so surrendered shall forthwith be canceled. Each outstanding Certificate that, prior to the Closing Date, represented shares of the Stock will be deemed from and after the Closing Date, for all corporate purposes, to evidence the right to receive a pro rata share of the Merger Consideration into which such shares of the Stock shall have been so converted.

              (b) NO LIABILITY. Neither Parent, ACG, nor the Company shall be liable to any holder of the Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

              (c) WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of the Stock such amounts, if any, as Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amount shall be treated for all purposes of this Agreement as having been paid to the holder of the shares in respect of which such deduction and withholding was made by Parent, and Parent shall pay all such withheld amounts to the proper authorities within the ordinary course of business.


                                    SECTION 4

                     REPRESENTATIONS, WARRANTIES AND CERTAIN

                   COVENANTS OF SECURITYHOLDER AND THE COMPANY
                   -------------------------------------------

         As a material inducement to induce Parent and ACG to consummate the Merger under this Agreement, the Securityholder and Company represent and warrant that each of the matters set forth in this Section 4 are true and correct as of the date hereof, and acknowledge that Parent and ACG's entry into this Agreement and the performance of their obligations hereunder are made in reliance upon the completeness and accuracy of each of the matters set forth herein. The representations and warranties being made by the Company shall survive up and until the Closing Date. The representations and warranties being made by the Securityholder shall survive as setforth in Section 12.11, herein.

         4.1 ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER.

              (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Mexico. Attached as Exhibit 4.1(a) is a list of all states in which the Company, and its subsidiaries, are qualified to do business. The Company, and its subsidiaries, are duly qualified as a foreign corporation in each other jurisdiction in which the failure to be qualified would have a material adverse effect upon the Company, and its subsidiaries. The Company, and its subsidiaries, has the corporate power and authority to own and hold their properties and to conduct their businesses as currently conducted and as proposed to be conducted, to execute, deliver and perform this Agreement to which the Company is a signatory.

              (b) Except as listed on Exhibit 4.1(b), the Company, and its subsidiaries, do not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise.

         4.2 AUTHORIZATION OF AGREEMENT.

              (a) The execution, delivery and performance by the Company of this Agreement to which it is a signatory hereunder have been duly authorized by all requisite corporate action and will not (i) violate any applicable provision of law, any order of any court or other agency of government, the Articles or Certificate of Incorporation or Bylaws of the Company, or any provision of any indenture, agreement or other instrument by which the Company, or any of its properties or assets is bound or affected, or (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or results in being declared void, voidable or without further binding effect any license, governmental permit or certification, employee plan, note, bond, mortgage, indenture, deed of trust, franchise, lease, contract, agreement, or other instrument or commitment or obligation to which Company is a party, or by which Company, or any of its assets, may be bound, subject or affected, (iii) violate any order, writ, injunction, decree, judgment, or ruling of any court or governmental authority applicable to Company or any of its assets, or (iv) except as otherwise provided in this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever not arising in the ordinary course of business upon any of the properties or assets of the Company except as to conflicts, breaches and violations that will not have a material adverse effect on the business, property or assets of the Company.

         4.3 CAPITAL STOCK. The authorized capital stock of the Company, and its subsidiaries, and the holders of the issued and outstanding shares of such capital stock are set forth in Exhibit 4.3 hereto. Except as disclosed in
Exhibit 4.3, there is no (i) subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of any class of capital stock of the Company, or of its subsidiaries, which is authorized or outstanding, (ii) the Company, and its subsidiaries, have no commitments to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidence of indebtedness or assets, (iii) the Company, and its subsidiaries, have no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) the Company, and its subsidiaries, have no obligation or commitment to register under the Act any securities issued or to be issued by it. All of the issued and outstanding shares of the capital stock of the Company, and of its subsidiaries, have been validly issued in compliance with all federal and state securities laws and are fully paid and non-assessable.

         4.4 FINANCIAL STATEMENTS. The Company has delivered to Parent the Financial Statement, the Closing Balance Sheet, and the December 1999 Audit. To the extent that they cover periods ending on or before the Closing Date, such Financial Statement, Closing Balance Sheet and December 1999 Audit are complete and correct, have been prepared in accordance with GAAP and fairly present the consolidated financial position of the Company, and its subsidiaries, as of such respective dates after making all appropriate adjustments required to present the Financial Statement, Closing Balance Sheet and December 1999 Audit on an accrual basis for a "C" corporation, and the results of operations for the respective periods then ended. Except as set forth in such Financial Statement, Closing Balance Sheet and December 1999 Audit or incurred in the ordinary course of business, to the knowledge of Securityholder and the Company neither the Company nor any of its subsidiaries has any material obligation or liability, absolute, accrued or contingent except obligations and liabilities which do not adversely effect the business, property or assets of the Company.

         4.5 ABSENCE OF CHANGES. Except as listed in Exhibit 4.5 and since the time period covered by the Financial Statement, neither the Company nor any of its subsidiaries, have:

              (a) Transferred, assigned, conveyed or liquidated any of its assets or entered into any transaction or incurred any liability or obligation which affects the assets or the conduct of its business, other than in the ordinary course of the Company's business;

              (b) Incurred any change in its business, operations, or financial condition which may have a material adverse effect on its assets or its business, or become aware of any event which may result in any such adverse change;

              (c) Suffered any material destruction, damage or loss relating to its assets or the conduct of its business whether or not covered by insurance;

              (d)  Suffered,  permitted  or incurred  other than in the ordinary course of business the imposition of any lien, charge, encumbrance (which as used herein includes, without limitation, any mortgage, deed of trust, conveyance to secure debt or security interest) whether or not contingent in nature, or claim upon any of its assets, except for any current year lien with respect to personal or real property taxes not yet due and payable;

              (e) Committed, suffered, permitted or incurred any default in any liability or obligation which, in the aggregate, have had or will have a material adverse effect upon its assets or the conduct of its business;

              (f) Made or agreed to any change in the terms of any contract or instrument to which it is a party which has a material adverse effect on its assets or the conduct of its business;

              (g) Knowingly waived, canceled, sold or otherwise disposed of other than in the ordinary course of business, for less than the face amount thereof, any claim or right relating to its assets or the conduct of its business, which it has against others;

              (h) Declared, promised or made any distribution from its assets or other payment from the assets to its shareholders (other than reasonable compensation for services actually rendered) or issued any additional shares or rights, options or calls with respect to its shares of capital stock, or redeemed, purchased or otherwise acquired any of its shares, or made any change whatsoever in its capital structure;

              (i) Paid, agreed to pay or incurred any obligation for any payment for, any contribution or other amount to, or with respect to, any employee benefit plan, or paid or agreed to pay any bonus or salary increase to its executive officers or directors, or made any increase in the pension, retirement or other benefits of its directors or executive officers other than in the ordinary course of business;

              (j) Committed, suffered, permitted, incurred or entered into any transaction or event other than in the normal course of business which would increase its liability for any prior taxable year;

              (k) Incurred any other liability or obligation or entered into any transaction other than in the ordinary course of business which would have a material adverse effect on its condition (financial or otherwise); or

              (l) Received any notices of, or has reason to believe, that any of its customers or clients have taken or contemplate any steps which could disrupt its business relationship with said customer or client or could result in the diminution in the value of the business of the Company as a going concern.

         4.6 ACTIONS PENDING. Except as listed on Exhibit 4.6, there is no action, suit, investigation, or proceeding pending or, to the knowledge of the Company or Securityholder threatened against the Securityholder, the Company, or its subsidiaries, or any of its properties or rights, before any court or by or before any governmental body or arbitration board or tribunal and no basis exists for any such action, suit, investigation or proceeding which will result in any material liability or affirmative or negative injunction being imposed on the Company, or its subsidiaries, or Securityholder. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to the Company or Securityholder) involving the prior employment of any employees or prospective employees of the Company, or of its subsidiaries, or the Company's use, in connection with its business, of any information or techniques which might be alleged to be proprietary to former employer(s) of its employees.

         4.7 BUSINESS PROPERTY RIGHTS. To the best of the Company's or Securityholder's knowledge, no person or entity has made or threatened to make (or has any valid reason to threaten) any claims that the operation of the business of the Company, or of its subsidiaries, is or will be in violation of or infringe on any technology, patents, copyrights, trademarks, trade names, service marks (and any application for any of the foregoing) licenses, proprietary information, know-how, or trade secrets (the "Business Property Rights"). To the best of the Company's or Securityholder's knowledge no third party is infringing upon or violating any of the Company's Business Property Rights and the Company has the exclusive right to use the same. None of the employees, directors, or stockholders of the Company's or its subsidiaries has any valid claim whatsoever (whether direct, indirect or contingent) of right, title or interest in or to any of the Company's Business Property Rights.

         4.8 LIABILITIES. Except as listed in Exhibit 4.8, to the knowledge of Securityholder and the Company neither the Company, or its subsidiaries, has any liabilities or obligations, whether accrued, absolute, contingent or otherwise (individually or in the aggregate), which are of a nature required to be reflected in financial statements prepared in accordance with GAAP, including without limitation, any liability which might result from an audit of its tax returns by any appropriate authority except (i) the liabilities and obligations set forth in the "Financial Statements or Closing Balance Sheet") delivered in accordance with Section 4.4 and (ii) liabilities and obligations incurred for the purpose of enabling the Company or its subsidiaries to conduct their normal business (in each case in normal amounts and incurred only in the ordinary course of business) except such liabilities and obligations that do not have a material adverse effect on the business, property and assets of the Company. Except as disclosed in the Financial Statements or Closing Balance Sheet, to the knowledge of Securityholder and the Company neither the Company, nor its subsidiaries, is in default with respect to any liabilities or obligations and all such liabilities or obligations shown and reflected in the Financial Statements and Closing Balance Sheet, and such liabilities incurred or accrued subsequent to the Company's and its subsidiaries incorporation, have been, or are being, paid or discharged as they become due, and all such liabilities and obligations were incurred in the ordinary course of business except with respect to defaults that do not have a material adverse effect on the business, property and assets of the Company.

         4.9 OWNERSHIP OF ASSETS AND LEASES. Attached hereto as Exhibit 4.9(a) is a complete and correct list and brief description, as of the date of this Agreement, of all real property and material items of personal property owned by the Company, or by its subsidiaries, and all of the leases and other agreements relating to any real, personal or intangible property owned, used, licensed or leased by the Company, and its subsidiaries. The Company, and its subsidiaries have good and marketable title to all of its assets, including those listed on
Exhibit 4.9(a), and any income or revenue generated therefrom, in each case free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances except (i) as disclosed and reserved against in the Financial Statements (to the extent and in the amounts so disclosed and reserved against),
(ii) for liens arising from current taxes not yet due and payable and (iii) as set forth on Exhibit 4.9(b). Each of the leases and agreements of the Company, and its subsidiaries are in full force and effect and constitute a legal, valid and binding obligation of the Company, and of its subsidiaries, and the other respective parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and, there is not under any of such leases or agreements existing any default of the Company, or of its subsidiaries, or to the best of the Company's or Securityholder's knowledge of any other parties thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default). Neither the Company, nor any of its subsidiaries, has received any notice of violation of any applicable regulation, ordinance or other law with respect to its operations or assets, and, to the best of the Company's knowledge there is not any such violation or grounds therefor which could adversely affect their assets or the conduct of its business. Neither the Company, nor any of its subsidiaries, is a party to any contract or obligation whereby an absolute or contingent right to purchase, obtain or acquire any rights in any of the assets has been granted to anyone. There does not exist and will not exist by virtue of the transactions contemplated by this Agreement any claim or right of third persons which may be legally asserted against any asset of the Company's, or its subsidiaries.

         4.10 TAXES. The Company, and its subsidiaries, have paid all taxes due, assessed and owed by them as reflected on their tax returns and have timely filed all federal, state, local and other tax returns which were required to be filed and which were due prior to the Closing Date, except for those taxes set forth on Exhibit 4.10(a). All federal, state, local, and other taxes of the Company, or of its subsidiaries, accruable since the filing of such returns have been properly accrued. No federal income tax returns for the Company, or for its subsidiaries, have ever been audited by the Internal Revenue Service or any state or local taxing authority, except as described in Exhibit 4.10(b). No other proceedings or other actions which are still pending or open have been taken for the assessment or collection of additional taxes of any kind from the Company, or from its subsidiaries, for any period for which returns have been filed, and to the Company's knowledge, no other examination by the Internal Revenue Service or any other taxing authority affecting the Company, or its subsidiaries, is now pending. Except for those taxes set forth on Exhibit 4.10(a), taxes which the Company, or its subsidiaries, were required by law to withhold or collect subsequent to the incorporation of the Company or its subsidiaries, have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by the Company, or by its subsidiaries, for such payment and are so withheld, collected and paid over as of the date hereof. No waivers of statutes of limitations with respect to any tax returns of the Company, or of its subsidiaries, nor extensions of time for the assessment of any tax have been given by any current employees of the Company, or of its subsidiaries. There is not and there will not be any liabilities for federal, state and local income, sales, use, excise or other taxes arising out of, or attributable to, or affecting the assets or the conduct of the business of the Company or its subsidiaries, through the close of business on the Closing Date, or attributable to the conduct of the operations of the Company, or its subsidiaries, at any time for which Parent or the Surviving Corporation will have any liability for payment or otherwise, including, but not limited to, any tax assessed or imposed as a result of any conversion by the Company or any of its subsidiaries from a Subchapter S to a Subchapter C corporation. After the Closing, there does not and will not exist by virtue of the transactions contemplated by this Agreement any liability for taxes which may be asserted by any taxing authority against the assets of the Company or its subsidiaries, or the operation of their businesses, and no lien or other encumbrance for taxes will attach to such assets or the operation of their businesses.

         4.11 CONTRACTS, OTHER AGREEMENTS. Attached hereto as Exhibit 4.11 is a true and complete list of each material contract, agreement and other instrument to which the Company, or its subsidiaries, is a party, including, but not limited to, all bank and financing documents. At Parent's request, the Company, and its subsidiaries, shall deliver to Parent a true and complete copy of any such contract, agreement or instrument. All of the contracts, agreements, and instruments described in Exhibit 4.11 hereto are valid and binding upon the Company, or its subsidiaries, and the other parties thereto and are in full force and effect, and, neither the Company, nor to the best of the Company's or Securityholder's knowledge any other party to any such contract, commitment or arrangement has breached any provision of, or is in default in any respect under, the material terms thereof. No contract, agreement or other instrument to which the Company, or its subsidiaries, are a party will be materially breached, violated or result in a default as a result of the transaction contemplated hereunder.

         4.12 GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement by the Company.

         4.13 LACK OF DEFAULTS. The Company and Securityholder know of no default in performance of any obligation, covenant or condition contained in any note, debenture, mortgage or other contract or agreement of any nature or kind to which either is a party, nor of any default with respect to any order, writ, injunction or decree of any court, governmental authority or arbitration board or tribunal to which either is a party, which would have a material adverse effect on the assets or business of the Company, its subsidiaries. The Company and Securityholder know of no violation of any law, ordinance, governmental rule or regulation to which either is subject, nor has either failed to obtain any licenses, permits, franchises or other governmental authorizations necessary for the ownership of their properties or to the conduct of their business where any such violation or failure would likely result in a material adverse effect upon the business of the Company, its subsidiaries. The Company, and its subsidiaries, have conducted and will conduct their businesses and operations in substantial compliance with all federal, state, county and municipal laws, statutes, ordinances and regulations and are in substantial compliance with all applicable requirements of all federal, state, county and municipal regulatory authorities.

         4.14 EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

              (a) Attached hereto as Exhibit 4.14(a) is a list of each pension retirement, profit-sharing, deferred compensation, bonus or other incentive plan, program, arrangement, or agreement or other understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company contributes or is a party or is bound or under which it may have liability and under which employees or former employees of the Company or of its subsidiaries (or their beneficiaries) are eligible to participate or derive a benefit (the foregoing herein referred to as the "Employee Benefit Plans). The Company has delivered to Parent true, correct and complete copies of all Employee Benefit Plans as currently in effect, and the Company has complied in all material aspects with any and all obligations required of it under the terms of any plan listed on
Exhibit 4.14(a).

              (b) Attached hereto as Exhibit 4.14(b) are the names, social security numbers and current rate of compensation of all salaried and hourly paid employees employed by the Company, or by its subsidiaries, as of the date hereof, and at Closing the Company will provide an updated list of all such employees as of the date of closing.

         4.15 INSURANCE. Attached hereto as Exhibit 4.15 is a complete and correct list and description of all of the policies of liability, property, workers' compensation and other forms of insurance or bonds carried by the Company, or its subsidiaries, for the benefit of or in connection with their assets and businesses. All of such policies are in full force and effect and there are no overdue premiums or other payments on such policies and neither the Company nor any of its subsidiaries, has received any notice of cancellation or termination of any of these policies. Neither the Securityholder nor the Company have knowledge of any change or proposed change to any of the rates set forth in the policies listed on Exhibit 4.15 other than as set out in the Policies.

         4.16 LABOR MATTERS. Except as set forth on Exhibit 4.16, none of the employees of the Company or of its subsidiaries are covered by a collective bargaining agreement, and no collective bargaining efforts with respect to any of the employees of the Company, its subsidiaries, are pending or, to the knowledge of the Company threatened. No labor dispute, strike, work stoppage, employee collective action or labor relations problem of any kind which has materially adversely affected or may so affect the Company, or its subsidiaries, or any of their businesses or operations, is pending or, to the knowledge of the Company is threatened. The Company, and its subsidiaries, have complied in all material respects with the reporting and withholding provisions of the Code and the Federal Insurance Contribution Act and all similar state and local laws, and with the federal, state, and local laws, ordinances, rules and regulations with respect to employment and employment practices, terms and conditions of employment and of the workplace, wages and hours and equal employment opportunity.

         4.17 BROKERS AND FINDERS. Except for the fees listed on Exhibit 4.17, neither the Securityholder nor the Company or any of its subsidiaries, has incurred or become liable for any commission, fee or other similar payment to any broker, finder, agent or other intermediary in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby. Securityholder agrees to be responsible for paying all Broker fees incurred by the Company, and its subsidiaries, as a result of this transaction.

         4.18 ACCOUNTS RECEIVABLE.

              (a) All accounts receivable of the Company, and its subsidiaries, shown on the consolidated audited balance sheet of the Company, and its subsidiaries, as of December 31, 1999, and all notes and accounts receivable acquired by the Company and its subsidiaries subsequent to December 31, 1999, reflect actual transactions, have arisen in the ordinary course of business and have been collected or are now in the process of collection without recourse to any judicial proceedings in the ordinary course of business in the aggregate recorded amounts thereof, less the applicable allowances reflected on such balance sheets with respect to the accounts receivable shown thereon or set up on the respective books of the Company, and its subsidiaries, with respect to the notes and accounts receivable acquired subsequent to September 30, 1997.

              (b) Except as set forth on Exhibit 4.18(b), the Company has no knowledge as to any of the accounts receivable of the Company or of its subsidiaries, being subject to any lien or claim of offset, set off or counterclaim not provided for by the Company's, its subsidiaries, or affiliates, allowance for doubtful accounts as of the date of execution hereof.

         4.19 CONFLICTS OF INTERESTS. Except as described in Exhibit 4.19 (a), no officer, director or stockholder of the Company, or of its subsidiaries, was or is, directly or indirectly, a joint investor or co-venturer with, or owner, lessor, lessee, licensor or license of any real or personal property, tangible or intangible, owned or used by, or a lender to or debtor of, the Company, its subsidiaries, and neither the Company, nor any of its subsidiaries, has any commitments or obligations as a result of any such transactions prior to the date hereof. Except as described in Exhibit 4.19 (b), and except for directly or indirectly holding less than five percent (5%) of the outstanding shares of
stock  in  a  company  which  is  publicly   traded,   none  of  such  officers,
stockholders, or directors own or have owned, directly or indirectly, individually or collectively, an interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company, its subsidiaries.

         4.20 ENVIRONMENTAL COMPLIANCE. Except as listed on Exhibit 4.20(a), to the best of the Company's knowledge, the Company has complied in all material respects with all applicable federal, state and local Environmental Health and Safety Laws with respect to its Premises and its operations and has kept its premises free and clear of any liens and charges imposed pursuant to such laws. Neither the Company, nor any its subsidiaries, has received any notice that any facts or conditions exist which would give rise to any violation, claim, charge, penalty or liability relating to any applicable Environmental Health and Safety Laws of any governmental body or agency having jurisdiction over the premises.

         4.21 OWNERSHIP OF THE STOCK. Except as provided in Exhibit 4.21, the Securityholder owns all of the Stock beneficially and of record, free and clear of all liens, restrictions, encumbrances, charges, and adverse claims and the

Stock to be purchased hereunder constitutes One Hundred Per Cent (100%) of issued and outstanding stock of the Company.

         4.22 ABSENCE OF SENSITIVE PAYMENTS. Neither the Securityholder nor, to the knowledge of the Securityholder and Company, any of the directors, officers, or stockholders of the Company, its subsidiaries:

              (a) has made or has agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic);

              (b) has established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

              (c) has made or has agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local, foreign or domestic where such contributions were or would be a violation of applicable law.

         4.23 APPROVAL OF MERGER; RELATED MATTERS. The Securityholder represents and warrants that such Securityholder, in his capacity as a shareholder of the Company (i) approves of and consents to the Merger as set forth in this Agreement, (ii) waives any notice of a shareholder's meeting or similar corporate formality in connection with the approval of the transactions described herein, including, without limitation, the Merger, (iii) waives any rights to protest or object to the Merger or to the exercise of any statutory remedy of appraisal as to the Stock owned by such Securityholder as provided in the NMBCA, (iv) has received a copy of resolutions approving the Merger in accordance with the NMBCA, and (v), to the extent such Securityholder owes any amounts to the Company, or its subsidiaries, pursuant to any Promissory Note issued by such Securityholder to the Company, or to its subsidiaries, consents to the use of a portion of the Merger Consideration payable to such Securityholder to pay off each such Promissory Note.

                                    SECTION 5

                     REPRESENTATIONS, WARRANTIES AND CERTAIN

                           COVENANTS OF PARENT AND ACG
                           ---------------------------

         As a material inducement to induce Securityholder to consummate the Merger under this Agreement, Parent and ACG represent and warrant that each of the matters set forth in this Section 5 are true and correct as of the date hereof, and acknowledge that Securityholder's entry into this Agreement and the performance of their obligations hereunder are made in reliance upon the completeness and accuracy of each of the matters set forth herein. The representations and warranties being made by the Parent and ACG shall survive as set forth in Section 12.11 herein.

         5.1 ORGANIZATION, STANDING, ETC. Parent and ACG are duly organized, validly existing and in good standing under the laws of its jurisdiction of their organization. ACG is a 100% direct subsidiary of Parent, which owns all of the issued and outstanding shares of the capital stock of ACG.

         5.2 AUTHORIZATION, ETC. The execution and delivery of this Agreement and any other instruments or documents required to be executed and delivered hereby, and the purchase of the Stock contemplated hereby, have been authorized by such authorities or by such court of competent jurisdiction, if any, as may be required by applicable law and constitute a valid and binding obligations of Parent and of ACG, enforceable against them in accordance with the terms of this Agreement.

         5.3 NO BREACH OR DEFAULTS CAUSED BY AGREEMENT. The making and execution, delivery, and performance by Parent and ACG of this Agreement does and will not breach or constitute (with due notice or lapse of time or both) any default in any articles, by-laws, agreements, or instruments of any kind or character to which Parent or ACG are a signatory or a party, or by which they may be bound, subject to, or affected, now or in the future.

         5.4 GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of, or other action by, any federal, state, or other governmental agency or instrumentality, which has not been made or obtained prior to the execution of this Agreement by Parent or ACG, is or will be necessary for the valid execution, delivery, and performance of this Agreement by Parent and ACG.

         5.5 BROKERS FEES. Parent and ACG represent there are no brokers, other than those set forth on Exhibit 5.5, involved in this transaction on their behalf. Parent and ACG shall pay all broker fees contractually obligated to be paid to those brokers set forth on said Exhibit.

         5.6 AUTHORIZED SHARES OF STOCK. There exists sufficient authorized, but unissued, shares of Arguss Stock necessary to enable Parent to satisfy any obligation of it to issue shares of Arguss Stock pursuant to this Merger Agreement.

         5.9  CORPORATE  FILINGS.  All  information   contained  in  any  public
disclosure made by Parent pursuant to the Act or otherwise was true and correct at the time of its disclosure.



                                    SECTION 6

                              CONDITIONS TO CLOSING
                              ---------------------

     A. Parent's obligation to consummate the Merger under this Agreement shall be subject to fulfillment of all of the following conditions on or prior to the Closing, any of which may be waived in writing by Parent.

         6.1 PERFORMANCE OF AGREEMENTS. The Company shall have performed all agreements contained herein and required to be performed by it prior to or at the Closing and all of the representations and warranties made by it and Securityholder in this Agreement shall be true and correct as of the Closing Date.

         6.2 LACK OF MATERIAL LIABILITIES. Neither the Company, nor any of its subsidiaries, shall have incurred any material liability, direct or contingent (as that term is ordinarily used), other than in the ordinary course of its business, since October 31, 1999; including, but not limited to, any tax liability resulting from the transaction contemplated hereby, or by the Company's compliance with any of the terms and conditions hereof.

         6.3 FINANCIAL STATEMENT. Parent shall have received a balance sheet and profit and loss statement for the Company, and its subsidiaries, as of December 31, 1999.

         6.4 LACK OF DEFAULTS. No Event of Default (as defined in Section 10 hereof) and no event or condition which, with notice or the lapse of time, or both, would constitute an Event of Default, shall exist.

         6.5 EMPLOYMENT AGREEMENT. T. Klein and ACG shall have executed the Employment Agreement, a copy of which is attached hereto as Exhibit 6.5(a).

         6.6 OPINION OF COUNSEL. Parent shall have received an opinion of counsel from the attorneys for the Company, and Securityholder dated as of the Closing Date, in form and substance substantially similar to that attached hereto as Exhibit 6.6.

         6.7 COMPLIANCE CERTIFICATE. The Company shall have delivered to Parent the certificate, attached hereto as Exhibit 6.7, executed by its President, dated the Closing Date, certifying the fulfillment of the conditions specified in this Section 6 and the accuracy of the representations and warranties contained in Section 4 hereof.

         6.8 KEY-PERSON TERM LIFE INSURANCE. The Company shall have applied for an insurance policy on the life of T. Klein, such policy (a) to name the Parent as sole beneficiary, (b) to be in form and substance satisfactory to the Parent, and (c) to be in the amount of Two Million Dollars ($2,000,000).

         6.9 REGISTRATION RIGHTS AGREEMENT. The Securityholder and Parent shall have executed the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 6.9.

         6.10 RELEASE FROM SECURITYHOLDER. Securityholder shall have executed and delivered to the Parent, in a form satisfactory to Parent's counsel, a release of any claim that he may have against the Company, and its subsidiaries, for the repayment of any loan, claim for unpaid compensation, claim for indemnification or otherwise except for the notes set forth in Exhibit 6.10.

         6.11 LEASE OF PREMISES. Company shall have executed an amendment to the existing lease or a new lease for the Premises under the same terms and conditions of the existing lease on the Premises; provided, however, that any such lease or amendment shall allow for its termination by Company upon the giving of twelve (12) months prior notice.

         6.12 CORPORATE DOCUMENTS. Parent shall have received copies of the following documents:

              (a) a certificate of the President of the Company dated the Closing Date and certifying (i) that attached thereto is a true and complete copy of the Articles or Certificate of Incorporation and Bylaws of the Company as in effect on the date of such certification; and (ii) that attached thereto are true and complete copies of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and

              (b) such additional supporting documents and other information with respect to the operations and affairs of the Company as Parent may reasonably request.

         All such documents described in (a) and (b) shall be satisfactory in form and substance to Parent and its counsel.

         6.13 CORPORATE FILINGS. All relevant incorporation and merger documents shall be filed with the appropriate governmental agencies in the form attached hereto as Exhibit 6.13.

         6.14 NET WORTH. The Company shall have as of the Closing Date, as shown on the Closing Balance Sheet, a Net Worth greater than or equal to Two Million Dollars ($2,000,000) as adjusted for deferred taxes and other adjustments necessary as a result of delivering the Closing Balance Sheet to Parent on an accrual basis for a "C" corporation. To enable all parties to determine the Net Worth of the Company, the Securityholder shall cause the Closing Balance Sheet to be delivered to the Parent at Closing.

     B. The Securityholder's and Company's obligation to consummate the Merger under this Agreement shall be subject to fulfillment of all of the following conditions on or prior to the Closing, any of which may be waived in writing by the Company and the Securityholder.

         6.15 PERFORMANCE OF AGREEMENTS. Parent and ACG shall have performed all agreements contained herein and required to be performed by each of them prior to or at the Closing and all of the representations and warranties made by Parent and ACG in this Agreement shall be true and correct as of the Closing Date.

         6.16 EMPLOYMENT AGREEMENT. ACG shall have executed the Employment Agreement, a copy of which is attached hereto as Exhibit 6.5(a).

         6.17 REGISTRATION RIGHTS AGREEMENT. Parent shall have executed the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 6.9.

         6.18 EMPLOYEE STOCK OPTIONS. Parent shall have taken any and all actions necessary, including soliciting the approval of its shareholders, if necessary, to grant One Hundred Thousand (100,000) stock options to the employees and in the amounts designated in Exhibit 6.18.

         6.19 CORPORATE FILINGS. All relevant incorporation and merger documents shall be filed with the appropriate governmental agencies in the form attached hereto as Exhibit 6.19.

         6.20 RELEASE OF SECURITYHOLDER'S GUARANTY OF COMPANY DEBT. On or before the Closing Date, Parent and ACG shall acknowledge their obligation to obtain the release of all of Securityholder's personal guaranties of the Company's debt listed on Exhibit 6.20, and shall provide Securityholder with written confirmation of such release from the Company's creditors holding Securityholder's guaranty within thirty (30) days of Closing. Parent and ACG shall use its best efforts to obtain Securityholder's release from any guaranty existing prior to Closing but inadvertently omitted from inclusion on Exhibit 6.20.


                                    SECTION 7

                          TRANSACTIONS PRIOR TO CLOSING
                          -----------------------------

         Between the date of this Agreement and the Closing, the executive officers and Board of Directors of the Company shall retain full control of the management and business of the Company. To enable Parent to prepare for settlement at the Closing, Parent, Securityholder and the Company agree that between the date hereof and Closing:

         7.1 TAXES. The Company will promptly pay and discharge, or cause to be paid and discharged, their federal, state and other governmental taxes, assessments, fees and charges imposed upon it or on any of its property or assets and timely file any returns and reports in connection with the foregoing; provided, however, nothing herein shall require the Company to pay or cause to be paid any tax, assessment, fee or charge so long as the validity thereof shall be contested in good faith by appropriate procedures and the Company has set aside on its books and maintains adequate reserves with respect thereto or for which disclosure to Parent has been made pursuant to Exhibits 4.10(a) and (b).

         7.2 BOOKS OF RECORD AND ACCOUNT; INSPECTION. The Company will maintain at all times proper books of record and account in accordance with GAAP, and will permit any of Parent's officers or any of its authorized representatives or accountants to visit and inspect the offices and properties of the Company, examine the Company's books of account and other records, and discuss the Company's affairs, finances and accounts with Parent's appropriate officers and managers, legal counsel, accountants and auditors, all at normal business hours and as often as Parent may request provided any such discussions with accountants will not cause the Company to incur any material cost with respect to such accountants and legal counsel.

         7.3 FINANCIAL REPORTS. The Company shall furnish to Parent, within 20 days after the end of each month (and within 45 days after the end of the last month of the Company's fiscal year), an unaudited financial report of the Company, which report shall include profit and loss statement, a consolidated balance sheet, a cash flow analysis, and such other financial information that Parent may reasonably request.

         7.4 INSURANCE.

              (a) The Company will maintain in effect liability insurance, property insurance, worker's compensation insurance, the life insurance policies referenced in Section 6.8 and extended coverage insurance on its personal property referenced in Section 4.15 above, with responsible insurance companies, against such risks as are customarily insured against by similar businesses operating in the same vicinity, and in amounts not less than those (i) recommended by major insurance companies for similar businesses or (ii) required by governmental authorities having jurisdiction over all or part of the Company's operations.

         7.5 NOTIFICATION. The Company will, within two (2) business days, advise Parent in writing of the following:

              (a) The occurrence of an Event of Default;

              (b) The filing of any suit, action, other proceeding against the Company or any investigation which the Company learns is pending or threatened against it, if the amount involved or at risk by nature of such suit, action, other proceeding or investigation exceeds Twenty-Five Thousand Dollars ($25,000);

              (c) The filing, recording or assessment of a federal, state or local tax lien against the Company or any of its assets other than in the ordinary course of business;

              (d) The occurrence of any reportable event with respect to any employee benefit plan of the Company or which is subject to the provisions of ERISA, including a statement setting forth details as to the reportable event and the action proposed to be taken with respect thereto, together with a copy, if available, of the notice of such reportable event given to the Pension Benefit Guaranty Corporation; and

              (e) Any other condition, act or event which the Company in its good faith judgment believes will adversely affect Parent's rights under this Agreement.

         7.6 CORPORATE EXISTENCE. The Company shall at all times cause to be done every act necessary to maintain and preserve its existence, rights, franchises, and certifications in the jurisdictions of their incorporation and to remain qualified as foreign corporations in every jurisdiction in which qualification is required.

         7.7 MAINTENANCE OF PROPERTIES. The Company shall maintain or cause to be maintained in good repair, working order and condition all tangible properties required for its business and from time to time make or cause to be made all appropriate repairs and replacements thereof.

         7.8 TRADE SECRETS. The Company will use its best efforts to maintain the confidentiality of any Business Property Rights of the Company and will seek to restrict the ability of any employee having knowledge of such proprietary information or trade secrets from competing with the Company through employment and non-competition agreements and similar arrangements.

         7.9 MERGERS AND OTHER TRANSFERS. The Company will not (i) merge or consolidate with any person, firm, association or corporation, (ii) transfer, sell, assign, lease or otherwise abandon or dispose of (whether in one transaction or a series of transactions) any material part of its assets except in the normal course of business if such transaction would reduce the Net Worth of the Company below $2,000,000 (iii) change the nature of its business, (iv) create any subsidiaries, or (v) liquidate, dissolve or cease active business operations.

         7.10 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company will not amend its Articles or Certificate of Incorporation or Bylaws if the result of any such amendment will have an adverse effect on Parent's rights under this Agreement.

         7.11 JUDGMENTS AND LIENS. Neither the Securityholder nor the Company shall create, incur, assume or permit to exist any mortgage, lien, security interest, charge or encumbrance on any property or assets now owned or hereafter acquired by the Company except:

              (a) Liens arising out of judgments or awards (i) which have been in force less than the applicable appeal period so long as execution is not levied thereunder, or (ii) in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review and in respect of which the Company shall have secured a subsisting stay of execution pending such appeal or proceedings for review;

              (b) Liens for taxes, assessments or governmental charges or levies, provided payment thereof shall not at the time be required;

              (c) Deposits, liens, bonds or pledges to secure payment of worker's compensation, unemployment insurance, pensions or other social obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

              (d) Mechanic's, worker's, repairmen's, warehousemen's, vendor's, or carrier's liens, or other similar liens arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such liens;

              (e) Liens arising by operation of law under lease agreements made in the ordinary course of business and confined to the property rented;

              (f) Liens on property securing the purchase price of property acquired after the date hereof provided that each of such lien (i) is given solely to secure indebtedness not exceeding one hundred percent (100%) of the lesser of the cost or fair market value of such property, (ii) does not extend to any other property and (iii) is given at the time of acquisition of the property;

              (g) Presently outstanding liens; and

              (h) Extension, renewal or refunding of indebtedness secured by liens permitted by this Section 7.11, provided that the then outstanding amount of such indebtedness is not increased and such liens do not extend to property not then encumbered thereby.

         7.12 ISSUANCES OF CAPITAL STOCK. The Company will not issue any of its capital stock to any person or entity or grant any person or entity an option, warrant, convertible security or any other right or agreement to acquire any shares of its capital stock, without the prior written consent of Parent.

         7.13 PURCHASE OF SECURITIES OR ASSETS. The Company will not purchase the outstanding equity securities of any other person, firm, association or corporation, except obligations issued or guaranteed by the United States government or any state or political subdivision thereof or other short-term instruments normally marketed by banks and nationally recognized brokerage firms, provided nothing herein shall restrict the Company from maintaining accounts with federally insured banking institutions or money market funds.

         7.14 DECLARATION OF DIVIDENDS, ETC. The Company will not (i) make, pay or declare any distributions or dividends of cash or property with respect to its issued shares of Common Stock; (ii) directly or indirectly redeem, repurchase or otherwise reacquire any shares of its Common Stock; (iii) increase the salary or pay any bonuses to any management employees, officers or directors of the Company, if such action decreases the Net Worth of the Company below Two Million Dollars ($2,000,000) as adjusted for deferred taxes and other decreases due to expenses made in the ordinary course of business.

         Except as set forth on Schedule 7.14, the Company is further prohibited from declaring or distributing, without the prior written approval of Parent in its sole discretion, any executive bonus or other form of additional compensation.

         7.15 PAYMENTS TO OFFICERS. Except as described on Exhibit 7.15, the Company shall not loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible), to, or enter into any agreement or arrangement with, any of the Company's officers or directors, except for compensation to officers pursuant to existing agreements, copies of which have been delivered to Parent, and reimbursement of expenses incurred by employees of the Company in connection with their employment.

         7.16 INDEBTEDNESS. The Company shall not incur any indebtedness for borrowed money, including pension fund loans, or purchase money indebtedness or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee in any manner (including, without limitation, by agreeing to maintain the financial condition of another person) any debt securities of others, provided, however, that the Company shall have the right to incur indebtedness in the ordinary course of business for office furniture, equipment, trade payables, machinery and vehicles.

         7.17 EXPENDITURES. The Company shall not make any capital investments or capital expenditures in excess of an aggregate of Twenty-Five Thousand Dollars ($25,000) which are outside of the ordinary course of the Company's business, without the consent of Parent.

         7.18 EMPLOYEE BENEFIT PLANS. The Company shall not adopt any new Employee Benefit Plans but may expand existing benefits subject to the approval of the Board of Directors. Notwithstanding the foregoing, the Company may amend its Employee Benefit Plans to the extent necessary to comply with applicable law.

         7.19 MATERIAL CONTRACTS. Except as described on Exhibit 7.19, the Company shall not enter into, assume, renew or permit to be renewed (including by not giving a permitted notice of termination) any contract, lease or obligation outside the ordinary course of business. Except as expressly set forth therein, the Company shall not modify, amend, terminate, waive or release any benefit or right under any employment agreement, or any other material agreement to which the Company is a party, without the prior written consent of Parent.

         7.20 NON-BUSINESS ASSETS. The Company shall not apply any corporate funds toward the payment of any principal or interest due or owing for the purchase of any non-corporate assets.

                                    SECTION 8

                            COVENANTS NOT TO COMPETE
                            ------------------------

         8.1 COVENANT NOT TO COMPETE. Except for owning up to five per cent (5%) of the shares of a publicly-traded company or as otherwise authorized by ACG and Parent or by the terms of this Agreement, Securityholder shall not, directly or indirectly, alone or with others, enter into any business related to the construction, reconstruction, maintenance, repair and expansion of CATV, SMATV systems and any other related systems in the telecommunications industry within the Southwestern Continental United States, or within Two Hundred (200) miles of an existing project of the Company, and its subsidiaries, for a period of three
(3) years from the date of Closing. Further, Securityholder shall not, during such period, disclose, divulge, communicate, use to the detriment of the Company or Parent or for the benefit of any other person or persons, or use in any way, any confidential information or trade secrets of the Company, including customer list, personnel information, and other similar data. In addition, Securityholder shall not, during such period, (i) hire or attempt to hire any employee of the Company, and its subsidiaries, or (ii) interfere with any contract or other relationship of the Company, and its subsidiaries, and any of its customers or suppliers. Securityholder agrees that Parent shall be entitled to injunctive relief in the event of any breach of the covenants set forth in this paragraph together with reasonable attorney's fees and damages. Damages shall only be collectible from the party breaching this provision.


                                    SECTION 9

                                 INDEMNIFICATION
                                 ---------------

     A.  Securityholder  and  the  Company,  to the  extent  set  forth  in this
Agreement, shall indemnify and hold harmless Parent, ACG and Surviving Corporation against and in respect to the following, in addition to any losses otherwise specifically indemnified against in this Agreement, as follows:

         9.1 INDEMNIFICATION BY THE SECURITYHOLDER AND THE COMPANY.

              (a) BREACH. Subject to the provision of this Section 9.1 and except as otherwise more specifically set forth herein, the Securityholder and the Company (each in his or her capacity as an indemnifying party, an "Indemnifying party") covenants and agrees to jointly and severally indemnify, defend, protect, and hold harmless each of Parent, ACG, the Surviving

Corporation and each of their respective Subsidiaries and Affiliates (each in its capacity as an indemnified party, an "Indemnitee") at all times from and after the date of this Agreement from and against all Adverse Consequences incurred by such Indemnitee as a result of or incident to (i) any breach of any representation or warranty of the Company or the Securityholder set forth in
Section 4 of this Agreement, (ii) any material breach or nonfulfillment by the Company or the Securityholder of, or any noncompliance by the Company or the Securityholder with, any covenants, agreement, or obligation contained herein or in any certificate or other document delivered in connection herewith, or (iii) all damage or deficiency resulting directly from the material inaccuracy of any list, certificate or other instrument delivered by or on behalf of
Securityholder or the Company in connection herewith, whether made as of the date hereof, or as of the Closing Date hereunder or otherwise, or resulting from the non-fulfillment of any agreement on the part of Securityholder or the Company contained in this Agreement or made in connection with the transactions contemplated hereby.

              (b) ENVIRONMENTAL INDEMNIFICATION. The Company and Securityholder jointly and severally, hereby indemnify each Indemnitee and hold each Indemnitee harmless from and against any and all damages, losses, liabilities, costs and expenses of removal, relocation, elimination, remediation or encapsulation of any Hazardous Materials, obligations, penalties, fines, impositions, fees, levies, lien removal or bonding costs, claims, actions, causes of action, injuries, administrative orders, consent agreements and orders, litigation, demands, defenses, judgments, suits, proceedings, disbursements or expenses (including without limitation, attorney's and experts' reasonable fees and disbursements) of any kind and nature whatsoever resulting from the operation of the Company's business as of the Closing Date: (i) which (x) is imposed upon, or incurred by, Parent by reason of, relating to or arising out of the violation by the Company prior to the Closing of any environmental laws, rules or regulations of any governmental body or agency having jurisdiction over the Premises, or (y) arises out of the discharge, dispersal, release, storage, treatment, generation, disposal or escape of any Hazardous Materials, on or from the Premises as of the Closing Date, or (z) arises out of the failure to detect the existence of Hazardous Materials in the soil, air, surface water or groundwater, or the performance or failure to perform the abatement of any Hazardous Materials source as of the Closing Date or the replacement or removal of any soil, water, surface water, or groundwater containing Hazardous Materials; and/or (ii) is imposed upon, or incurred by, Parent by reason of or relating to any material breach, act, omission or misrepresentation contained in Section 4.20.

              (c) TAX MATTERS. Company and Securityholder jointly and severally indemnify each Indemnitee from and against all Adverse Consequences incurred by any Indemnitee as a result of or incident to any Income Taxes or other Taxes imposed on the Surviving Corporation, the Company or any of its subsidiaries or for which the Surviving Corporation, Company or any of its subsidiaries may otherwise be liable by law or regulation (including, without limitation, the provisions of Treasury Regulation Section 1.1502-6) or contract, for any taxable year or period that ends on or before Closing. This indemnity specifically excludes any taxes that may be imposed on any indemnitee as a result of the disqualification of this transaction as a tax free reorganization under the Code.

              (d) BROKER FEE. Each Indemnifying Party jointly and severally indemnifies each Indemnitee from any claim made by a broker, finder, agent or other intermediary against the Company after Closing in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby, except for those claims made against Parent or ACG pursuant to Section 5.5, hereof.

              (e) SET-OFF. Except as otherwise provided in this Agreement, Parent shall be entitled to set-off the Securityholder's or the Company's liability to Parent for indemnification under this Section 9, or under any other paragraph of this Agreement, after any dispute regarding such liability has been resolved by the parties or otherwise, by crediting the amount of liability in equal parts against the consideration due to be paid pursuant to Section 2.2(d) of this Agreement by reducing the amount of Arguss Stock issued to Securityholder pursuant to Sections 2.2(d). In the event that Parent desires to exercise its rights pursuant to this paragraph, the Parent must notify the Securityholder and Company in writing of its intent to exercise its rights pursuant to this Section 9.1(e), setting forth the nature of the claim and the amount proposed to be set-off and any liability alleged by the Parent which is disputed in writing by the Securityholder shall remain unpaid until such dispute has been resolved. If Securityholder does not dispute the liability alleged by Parent, such amounts will be set-off without further notice.

              (f) COSTS AND EXPENSES. Except as otherwise provided in this Agreement, all amounts indemnified pursuant to this Section 9 shall include all costs and expenses of the Indemnitee, including, but not limited to, the costs of any actions, reasonable attorneys fees, and other expenses necessary to enforce the rights granted hereunder.

              (g) TERMINATION OF COMPANY'S OBLIGATION. Company's obligation to indemnify Parent, or to contribute to any party indemnifying Parent, pursuant to this Section 9 shall expire as of the Closing Date.

              (h) TERMINATION OF SECURITYHOLDER'S OBLIGATION. Securityholder's obligation to indemnify any Indemnitee, or to contribute to any party indemnifying any Indemnitee, pursuant to this Section 9, shall, except in the event of actual fraud or intentional non-disclosure, expire three (3) years after the Closing Date, except as to those involving tax matters, which obligation shall expire upon the earlier to occur of six (6) years from the Closing Date or the expiration of any applicable statute of limitations.

         9.2 LIMITS OF INDEMNIFICATION. For the purposes of this Section 9, the Indemnifying Parties Indemnification shall be limited to those Adverse
Consequences  which  exceed  in  the  aggregate  Twenty  Five  Thousand  Dollars
($25,000).

         9.3 NO CIRCULAR RECOVERY. Securityholder hereby agrees that he will not make any claim for indemnification against either Parent or ACG by reason of the fact that he was a director, officer, employee agent or other representative of the Company of any of its Subsidiaries (whether such claim is for Adverse Consequences of any kind or otherwise and whether such claim is pursuant to any statute, charter, by-law, contractual obligation or otherwise) with respect to any claim for indemnification brought by Parent, the Surviving Corporation, and their respective Subsidiaries and Affiliates against the Securityholder.


                                   SECTION 10

                                   TERMINATION
                                   -----------

         10.1 TERMINATION BY PARENT. This Agreement may be terminated by Parent, on or before the Closing Date, upon the occurrence of the following:

              (a) If any of the material conditions specified in Section 6 shall not have been met prior to the Closing Date.

              (b) If an event of default, as defined in Section 11, has occurred, and has not been cured during any applicable cure period.

         10.2 TERMINATION BY SECURITYHOLDER. This Agreement may be terminated by Securityholder, on or before the Closing Date, upon the occurrence of the following:

              (a) If any of the conditions specified in Section 5 shall not have been met prior to the Closing Date.

              (b) If an event of default, as defined in Section 11(a)(ii), has occurred and has not been cured during any applicable cure period.

              (c) If the Closing has not occurred by December 31, 1999.


                                   SECTION 11

                                     DEFAULT
                                     -------

         11.1 EVENTS OF DEFAULT. It shall be considered an Event of Default if any one or more of the following events shall occur:

              (a) If any statement, certificate, report, representation or warranty of a material nature made or furnished by (i) the Company or Securityholder to the Parent and ACG or by (ii) Parent and ACG to the Company or Securityholder under this Agreement shall prove to have been false or erroneous in any material respect.

              (b) The occurrence of any event of material default under any other financing agreement, note, lease, mortgage, security agreement, factoring agreement or any other obligation of the Company the result of which will have a material adverse effect on the Company unless any such event of default shall be timely cured under any applicable cure provision or waived by the person to whom or to which the Company is obligated or indebted.

         11.2 WAIVER BY PARTIES. Any failure by any Party to insist upon strict performance by any other Party to the Agreement of any of the terms and provisions of this Agreement, shall not be deemed to be a waiver of any of the terms and conditions hereof and the parties shall have the right thereafter to insist upon strict performance thereof by any of the other Parties, unless otherwise agreed to in writing by the parties hereto.


                                   SECTION 12

                                  MISCELLANEOUS
                                  -------------

         12.1 COSTS. Except for expenses relating to the preparation of the December 1999 Audit, which will be paid by Parent, each party shall pay its own expenses incident to the transaction contemplated hereby, including fees and expenses of their attorneys, accountants, appraisers or consultants, whether or not those transactions are consummated at Closing, subject to the indemnification and termination provisions hereof.

         12.2 SALES AND TRANSFER TAXES. All state sales taxes and all transfer taxes and all documentary taxes, if any, payable in connection with the Merger shall be paid by the party to whom such taxes are customarily attributed under the laws of the State of New Mexico.

         12.3 RELATIONSHIPS TO OTHER AGREEMENTS. In the event of a conflict between any of the provisions of this Agreement and any other agreement relating to this transaction between the Securityholder, Company and Parent, the provisions of this Agreement shall control.

         12.4 TITLES AND CAPTIONS. All article or section titles or captions in this Agreement are for convenience of reference and are not part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of provisions herein.

         12.5 EXHIBITS. The Exhibits and Schedules referred to herein are hereby made a part hereof.

         12.6 APPLICABLE LAW. This Agreement is to be governed by, and construed, interpreted, and enforced in accordance with the laws of New Mexico applicable to agreements to be performed wholly within such state.

         12.7 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties. Notwithstanding the foregoing, neither the Company nor Parent shall have any right to assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         12.8 NOTICES. All notices, requests, instructions, or other documents required hereunder shall be deemed to have been given or made when delivered by registered or certified mail, return receipt requested, postage prepaid or by messenger or overnight delivery service to:

If Company then:             U.S. Communications, Inc.
                             5030 Edith Blvd., NE
                             Albuquerque, NM 87107

Counsel for Company:         Aldridge, Grammar, Jeffrey & Hammar, P.A.
                             1212 Pennsylvania, NE
                             Albuquerque, NM 87110
                             Attn:   Kevin Hammar, Esq.

If T. Klein then:            Terry Klein
                             c/o U.S. Communications, Inc.
                             5030 Edith Blvd., NE
                             Albuquerque, NM 87107

Counsel for T. Klein:        Aldridge, Grammar, Jeffrey & Hammar, P.A.
                             1212 Pennsylvania, NE
                             Albuquerque, NM 87110
                             Attn:   Kevin Hammar, Esq.

If Parent then:              Arguss Holdings, Inc.
                             One Church Street, Suite 302
                             Rockville, Maryland 20850
                             Attn: Haywood Miller

Counsel for Parent:          Bleecker & Associates, P.C.
                             51 Monroe Street
                             Suite 1210
                             Rockville, Maryland  20850
                             Attn:  Steven S. Bleecker, Esq.

         Any party may from time to time give the others written notice of a change in the address to which notices are to be sent and of any successors in interest.

         12.9 SEVERABILITY. Inapplicability or unenforceability of any provision of this Agreement shall not impair the operation or validity of any other provision hereof. If any provision shall be declared inapplicable or unenforceable, there shall be added automatically as part of this Agreement a provision as similar in terms to such inapplicable or unenforceable provision as may be possible and be legal, valid and enforceable.

         12.10 ACCEPTANCE OR APPROVAL. By accepting all or approving anything required to be observed, performed, or fulfilled, or to be given to Parent pursuant to this Agreement, including, but not limited to, any certificate, balance sheet, statement of profit or loss or other financial statement, or insurance policy, Parent shall not be deemed to have accepted or approved the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof as to third parties.

         12.11 SURVIVAL. All covenants, representations, and warranties made by the Securityholder and Parent in this Agreement, except in the case of actual fraud or intentional non-disclosure, shall survive the Closing hereunder for a period of three (3) years, except as to those involving tax matters, which shall survive the closing for the lesser of a period of six (6) years or the expiration of any applicable statute of limitations.

         12.12  ENTIRE  AGREEMENT.  This  Agreement,   including  all  Exhibits,
constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements and understandings pertaining thereto. No covenant, representation, or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof and no amendments hereto shall be valid unless made in writing and signed by all parties hereto.

         12.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

         12.14 SECURITY MATTERS. (a) By executing this Agreement, Parent acknowledges that: (i) Parent has been advised that the Stock has not been and will not have been registered under the Act or the New Mexico or Maryland securities laws or other applicable securities laws of any state, that the Securityholder in transferring such shares to the Parent will be relying, if applicable, upon the exemption from such registration requirements contained in
Section 4(1) or 4(2) of the Act as a transaction by a person other than as issuer, underwriter or dealer and the applicable state exemption; (ii) the Stock may be "restricted" as that term is used in Rule 144 under the Act as a consequence of which Parent may not be able to sell the shares unless such shares are first registered under the Act and any applicable state securities laws or unless an exemption from such registration, is, in the opinion of counsel, available; (iii) the Stock will be acquired by Parent for purposes other than "distribution" as that term is used in Section 2(11) of the Act, and
(iv) Parent will execute, if Securityholder so requests, an appropriate letter affirming that its intention with respect to the proposed acquisition of the

Stock is that such acquisition be for investment purposes only and not with a view toward resale or distribution thereof.

              (b) The shares of Arguss Stock are not registered under the Act of 1933, and are being issued without registration on the grounds that the sale of Arguss Stock hereunder is exempt from registration under the Act pursuant to
Section 4(2) thereof and Parent's reliance on such exemption is predicated on Securityholder's representations set forth herein.

         This Agreement is made in reliance upon Securityholder's representation to Parent that the shares of Arguss Stock to be issued will be acquired for investment and not with a view to the sale or distribution of any part thereof, and that Securityholder has no present intention of selling, granting participation in or otherwise distributing the same.

         Securityholder hereby represents that he is experienced in evaluating and investing in companies such as the Parent, have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment, and have the ability to bear the economic risks of this investment. Securityholder further represents that during the course of the transaction he has had the opportunity to ask questions of, and receive answers from, representatives of Parent concerning the Parent.

         Securityholder hereby agrees that the Arguss Stock may not be transferred without registration under the Act or an exemption therefrom, and that in the absence of an effective Registration Statement covering the Arguss Stock, or an available exemption from registration under the Act, the Arguss Stock must be held indefinitely. In particular, and without limiting the foregoing, Securityholder is aware that the Arguss Stock may be not be sold pursuant to Rule 144 promulgated under the Act unless all conditions of that Rule are met.

         Securityholder hereby agrees that in no event will he transfer any of the Arguss Stock other than pursuant to an effective Registration Statement under the Act, or pursuant to the conditions of any legend appearing on said Arguss Stock.

         12.15 PREPARATION AND FILING OF SEC DOCUMENTS. If and whenever, as a result of the transaction contemplated hereunder, the Parent is under an obligation to provide financial information to, or prepare a filing of any kind with, the United States Securities and Exchange Commission ("SEC"),

Securityholder shall assist the Parent in preparing any audited financial statements required by the SEC for this purpose, to the extent that it relates to the business and affairs of the Company on and prior to the Closing Date. The cost of preparing any such financial statements shall be borne by the Parent.

         12.16 PREPARATION AND FILING OF INCOME TAX RETURNS. The Securityholder shall furnish to Parent copies of the federal, state, and local income tax returns of the Company for the period ending on the Closing Date. Parent shall prepare and furnish all tax returns of the Company for the periods ending after the Closing Date and shall furnish copies to the Securityholder. In addition to the rights set forth in Section 8-220 of the Delaware Corporate Law, Securityholder shall have the right, in the event of an audit, litigation or other proceeding, to examine such other documentation of the Company that is reasonably required by such audit, litigation or other proceeding,

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


ATTEST:                             ARGUSS HOLDINGS, INC.


____________________                By:  ______________________________

                                    Title:  ___________________________

ATTEST:                             U.S. COMMUNICATIONS, INC.


____________________                By: _______________________________
                                          Terry Klein, President



WITNESS:


____________________                ___________________________________
                                    TERRY KLEIN



ATTEST:                             ARGUSS COMMUNICATIONS GROUP, INC.


____________________                By:  ______________________________

                                    Title:  ___________________________